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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  December 17, 1996
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                     MARTIN LAWRENCE LIMITED EDITIONS, INC.
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             (Exact name of registrant as specified in its charter)




Delaware                       0-13141              95-4103583
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(State or other juris-        (Commission          (IRS Employer
diction of incorporation)     File Number)        Identification No.)



16250 Stagg Street, Van Nuys, CA                               91406
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Registrant's telephone number, including area code (818) 988-0630
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                                    Not applicable
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        (former name or former address, if changed since last report.)
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                 On December 17, 1996, Martin Lawrence Limited Editions, Inc., a Delaware corporation (the "Company"), filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S.
Bankruptcy Court for the Central District of California (Bankruptcy Case No.
SV96-24875KL). Chapter 11 allows the Company to remain as debtor in possession of its assets and business while being subject to the supervision and order of the Bankruptcy Court for certain transactions and actions.

                 In addition, each of Martin Lawrence Limited Editions of
California, Inc., a California corporation, and Martin Lawrence Frame Shops,
Inc., a California corporation, both direct, wholly-owned subsidiaries of the Company also filed a Voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the
Central District of California (Bankruptcy Case Nos. SV96-24877KL and
SV96-24874KL, respectively).


ITEM 7.  EXHIBITS

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
         Exhibit No.                       Description
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
            99.1                           Press Release issued
                                           December 17, 1996


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARTIN LAWRENCE LIMITED
                                       EDITIONS, INC.


Dated:  December 20, 1996              By: /s/Allen A. Baron
                                           --------------------------
                                           Allen A. Baron
                                           Chairman of the Board and
                                           Chief Financial Officer
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                                 EXHIBIT INDEX


EXHIBIT                                                             PAGE
  NO.                             DESCRIPTION                        NO.
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
  99.1                    Press release issued on                     4
                          December 17, 1996
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